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EXHIBIT 23.3

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-4 of CA, Inc. of our report dated December 23, 2005 relating to the consolidated financial statements of Wily Technology, Inc., which appears in CA, Inc.'s Current Report on Form 8-K/A filed on July 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
August 3, 2006

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  EXHIBIT 23.3
Consent of Independent Accountants